EXHIBIT 4.12

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                    ----------------------------------------

                     This INTELLECTUAL PROPERTY SECURITY AGREEMENT (together with all amendments, if any, from time to time, this "Agreement"), dated as of April 1, 2003, is made by EACH OF THE GRANTORS LISTED ON THE SIGNATURE PAGES HERETO AND EACH ADDITIONAL PARTY WHICH BECOMES A GRANTOR HERETO PURSUANT TO
SECTION 11 HEREOF (collectively, "Grantors" and each, a "Grantor"), in favor of WILMINGTON TRUST COMPANY, a Delaware banking corporation, in its capacity as collateral agent (with its successors in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

                     WHEREAS, Barney's, Inc., a New York corporation ("Barneys") issued 9.00% Senior Secured Notes due 2008 (the "Notes") pursuant to an indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Indenture"), among Barneys, the other Grantors, Barneys New York, Inc. ("Holdings") and the Collateral Agent, pursuant to which Holdings and the other Grantors (other than Barneys) have guaranteed the payment of all of the principal of and interest and premium and Liquidated Damages, if any, on the Notes; and

                     WHEREAS, in order to secure (i) the payment of all of the principal of and interest and premium and Liquidated Damages, if any, on the Notes and the payment and performance of all other Note Obligations (as defined in the Indenture) and (ii) all of the Grantors' obligations and liabilities hereunder and in connection herewith (all the Note Obligations and such obligations and liabilities hereunder being hereinafter referred to collectively as the "Liabilities"), the Grantors are required to execute and deliver this Agreement pursuant to the Indenture.

                     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in to the Indenture, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                     "Copyright License" means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

                     "Copyrights" means all of the following: (a) all copyrights and General Intangibles (as defined in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New
           York) of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent and the Priority Lien Agent as acknowledged by Barneys, the other Grantors and Holdings (including, without limitation, the provisions of Article 12 of the Indenture incorporated by reference therein).

                     "Patent License" means rights now owned or hereafter acquired under any written agreement by any Grantor granting any right with respect to any Patent in existence.

                     "Patents" means all of the following: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                     "Secured Party" means each of the Collateral Agent, the Trustee, the Holders of any Note and the holders of any other Liabilities.

                     "Senior Lien Satisfaction Date" means the first date on which there is a Discharge of Priority Lien Obligations.

                     "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.

                     "Trademarks" means all of the following: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

           2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL.
(a) To secure the prompt and complete payment, performance and observance of all the Liabilities, each of the Grantors hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for itself and the benefit of the Secured Parties, a continuing security interest in and Lien upon all of its right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired by or arising in favor of such Grantor and whether owned or consigned by or to, or licensed from or to, such Grantor (collectively, the "Intellectual Property Collateral"):

                    (i) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;

                    (ii) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;

                    (iii) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule III hereto;

                    (iv) all reissues, continuations or extensions of the
               foregoing;

                    (v) all goodwill of the business connected with the use of, and symbolized by each Trademark and each Trademark License; and

                    (vi) all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (A) infringement of any Patent or Patent licensed under any Patent License, (B) infringement or dilution of any Trademark or any Trademark licensed under any Trademark License, (C) injury to the goodwill associated with any Trademark or Trademark licensed under any Trademark License, and (D) infringement of any Copyright or any Copyright licensed under any Copyright License.

                     (b) In addition, to secure the prompt and complete payment, performance and observance of the Liabilities and in order to induce the Collateral Agent and the Secured Parties as aforesaid, each Grantor hereby grants to the Collateral Agent, for itself and the benefit of the Secured Parties, a right of setoff, against the property of such Grantor held by the Collateral Agent or any Secured Party, consisting of property described above in
Section 2(a) now or hereafter in the possession or custody of or in transit to the Collateral Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

                     3. REPRESENTATIONS AND WARRANTIES. Each Grantor jointly and severally represents and warrants that:

                     (a) Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I,
Schedule II and Schedule III, respectively, hereto.

                     (b) This Agreement is effective to create a valid and continuing Lien on and, upon filing of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements in such Grantor's jurisdiction of incorporation or organization, all action necessary or otherwise requested by the Collateral Agent to protect and perfect the Collateral Agent's Lien on such Grantor's Patents, Trademarks and Copyrights shall have been duly taken, and the Collateral Agent's Lien is enforceable as such against all creditors or and purchasers from such Grantor.

                     (c) No security agreement, financing statement or other public notice with respect to all or any part of the Intellectual Property Collateral is on file or of record in any public office, except such as have been filed in favor of (i) the Collateral Agent for the benefit of the Collateral Agent, the Secured Parties and the other Holders pursuant to this Agreement or (ii) the Priority Lien Agent.

                     4. COVENANTS. Each Grantor jointly and severally covenants and agrees with the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, that from and after the date hereof and until final payment in full in cash of the Note Obligations:

                     (a) Such Grantor shall cooperate fully with the Collateral Agent to ensure the prompt filing and recordation of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office and in the states of such Grantor's incorporation or organization.

                     (b) Such Grantor shall notify the Collateral Agent immediately if it knows that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                     (c) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent written notice thereof within at least within thirty (30) Business Days after such filing, and, upon request of the Collateral Agent, such Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to the Collateral Agent) to evidence the Collateral Agent's, Lien (subject to the Priority Lien) on such Patent, Trademark or Copyright, and the General Intangibles (as defined in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New
York) of such Grantor relating thereto or represented thereby.

                     (d) Such Grantor shall take all actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings and prompt payment of maintenance or renewal fees.

                     (e) In the event that any of the Intellectual Property Collateral is materially infringed upon, or misappropriated or diluted by any Person, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof. Such Grantor shall, unless it shall reasonably determine that such Intellectual Property Collateral is in no way material to the conduct of its business or operations, promptly take such actions to enforce its rights and protect such Intellectual Property Collateral, whether by action, suit, proceeding or otherwise, as such Grantor shall deem necessary or appropriate under the circumstances in its reasonable business judgment or as the Collateral Agent may otherwise request.

                     (f) Such Grantor agrees that it will not take any action, and will use best efforts not to permit any action to be taken by its employees, agents, designees or licensees, or fail to take any action, which could reasonably be expected to have a material adverse effect on the validity or enforcement of the rights collaterally assigned to the Collateral Agent under this Agreement or the rights associated with any Intellectual Property Collateral.

                     (g) Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Intellectual Property Collateral. The Grantors will mark their books and records pertaining to the Intellectual Property Collateral to evidence this Agreement and the security interests granted hereby.

                     (h) Such Grantor will not create, incur or permit to exist, will defend the Collateral Agent against, and will take such other action as is necessary to remove any Lien or claim on or to the Intellectual Property Collateral other than the Liens created hereby or any Permitted Liens. Such Grantor will advise the Collateral Agent promptly of any Lien on any of the Intellectual Property Collateral (other than any Permitted Lien).

                     (i) Such Grantor will pay and discharge or otherwise satisfy at or before maturity, or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Intellectual Property Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Intellectual Property Collateral.

                     (j) The Grantors hereby agree that when an Event of Default has occurred and is continuing, the use by the Collateral Agent of the Intellectual Property Collateral as authorized hereunder in connection with the Collateral Agent's exercise of its rights and remedies under Section 10 hereof or pursuant to Section 7 of the Security Agreement shall be coextensive with such Grantor's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Collateral Agent, to such Grantor.

                     (k) Such Grantor agrees, except as provided in Section 4.10 of the Indenture, not to directly or indirectly sell, assign, transfer or otherwise dispose of their respective interests in the Intellectual Property Collateral without the prior and express written consent of the Collateral Agent. From and after the occurrence and during the continuance of an Event of Default and after the Senior Lien Satisfaction Date, such Grantor agrees that the Collateral Agent, or a conservator appointed by the Collateral Agent, shall have the right to establish such reasonable quality controls as the Collateral Agent or such conservator, in its sole and absolute judgment, may deem necessary to assure maintenance of the quality of inventory marketed by such Grantor under the Intellectual Property Collateral or in connection with which such the Intellectual Property Collateral is used.

                     5. SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                     6. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                     7. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified at the address, and given in the manner required by, Section 14.02 of the Indenture.

                     8. Collateral Agent's Right to Sue. From and after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce Intellectual Property Collateral and, if the Collateral Agent shall commence any such suit, the Grantors shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents required by the Collateral Agent in aid of such enforcement. The Grantors shall, upon demand, promptly reimburse the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 8 (including, without limitation, reasonable fees and expenses of attorneys and paralegals for the Collateral Agent).

                     9. THE COLLATERAL AGENT'S DUTY OF CARE.

                     (a) The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Intellectual Property Collateral, except for those arising out of or in connection with the Collateral Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Intellectual Property Collateral in the Collateral Agent's possession. Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Intellectual Property Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Grantors, and shall constitute part of the Liabilities secured hereby.

                     (b) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or the Indenture. The Collateral Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to any act of God, interruption or other circumstances beyond its control provided it exercises such diligence as the circumstances may reasonably require. The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person. The Collateral Agent may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice of such counsel.

                     (c) The Collateral Agent shall not be deemed to have notice of any Event of Default unless an officer of the Collateral Agent has actual knowledge thereof or unless written notice of any such Event of Default is received by the Collateral Agent at the office of the Collateral Agent specified in or pursuant to Section 14.02 of the Indenture.

                     10. ADDITIONAL PROVISIONS RELATING TO THE COLLATERAL AGENT.

                     (a) Any corporation, bank, trust company or association into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                     Any resignation or removal of the Collateral Agent as Trustee under the Indenture in accordance with the provisions thereof shall result in a resignation or removal of the Collateral Agent hereunder. The provisions of Section 7.08 of the Indenture with respect to replacement of the Trustee shall be applicable to the replacement of the Collateral Agent.

                     11. Power of Attorney. Each of the Grantors agrees, upon the request of the Collateral Agent and promptly following such request, to take any action and execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. Each of the Grantors hereby irrevocably designates, constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent in its sole and absolute discretion) with full power of substitution, as such Grantor's true and lawful attorney-in-fact, with full power and authority in the name of such Grantor, or in its own name, from time to time in the Collateral Agent's discretion upon the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, hereby give the Collateral Agent the power and right on behalf of such Grantor, without notice or assent by such Grantor, to the extent permitted by applicable law, to (i) endorse such Grantor's name on all applications, documents, papers and instruments necessary or desirable for the Collateral Agent in the use, prosecution or protection of the Intellectual Property Collateral, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral to anyone on commercially reasonable terms (but subject to the terms thereof), (iii) grant or issue any exclusive or nonexclusive license under the Intellectual Property Collateral (not to conflict with any existing license) or under the licenses, to anyone on commercially reasonable terms (but only, in the case of licenses, to the extent permitted under such licenses), and
(iv) take any other actions with respect to the Intellectual Property Collateral or, to the extent permitted, the licenses as the Collateral Agent deems in its own best interest or in the best interest of the Secured Parties. Each of the Grantors hereby ratifies all that such attorney shall lawfully do or, to the extent permitted, cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Liabilities shall have been paid in full in cash and the Indenture shall have been terminated. Each of the Grantors acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Collateral Agent, the Secured Parties under the Note Documents, but rather is intended to facilitate the exercise of such rights and remedies.

                     12. Event of Default; Cumulative Remedies. The Collateral Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Intellectual Property Collateral may be located or deemed located. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each of the Grantors agrees to assign, convey and otherwise transfer title in and to the Intellectual Property Collateral to the Collateral Agent or any transferee of the Collateral Agent and to execute and deliver to the Collateral Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Collateral Agent's sole discretion exercised in a commercially reasonable manner, to effect such assignment, conveyance and transfer. All of the Collateral Agent's rights and remedies with respect to the Intellectual Property Collateral, whether established hereby, by the Security Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, subject to the Intercreditor Agreement, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any of the rights and remedies provided in this Agreement, the Security Agreement and any of the other Note Documents, including, but not limited to, the right to sell, transfer or otherwise dispose of any and all finished goods inventory bearing the Trademarks, Patents or Copyrights in any manner determined solely by the Collateral Agent. Each of the Grantors agree that any notification of intended disposition of any of the Intellectual Property Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) Business Days before such disposition. Each of the Grantors hereby agree that they shall have no right to satisfy the Collateral Agent's rights to equitable remedies by the payment of money damages, and nothing contained in this Agreement will restrict the Collateral Agent's rights to obtain equitable remedies for breaches of this Agreement. To the extent permitted by applicable law, each of the Grantors waives all claims, damages, and demands it may acquire against the Collateral Agent arising out of the lawful exercise by it of its rights hereunder.

                     13. ADDITIONAL GRANTORS. The initial Grantors hereunder shall be the signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Grantors may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a counterpart of this Agreement substantially in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to the Collateral Agent, notice of which is hereby waived by each of the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder nor by any election of the Collateral Agent not to cause any Grantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

                     14. TERMINATION. The security interest granted by each of the Grantors under this Agreement shall terminate against all the Intellectual Property Collateral upon final payment in full in cash of the Liabilities. Upon such termination and at the written request of each of the Grantors or its successors or assigns, and at the cost and expense of each of the Grantors or its successors or assigns, the Collateral Agent shall execute in a timely manner a satisfaction of this Agreement and such instruments, documents or agreements as are necessary or desirable to terminate and remove of record any documents constituting public notice of this Agreement and the security interests and assignments granted hereunder.

                     15. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                     16. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

                     17. INTERCREDITOR AGREEMENT. Until the Senior Lien Satisfaction Date, this Agreement shall be subject to the terms of the Intercreditor Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     IN WITNESS WHEREOF, each of the Grantors has caused Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                 BARNEY'S, INC.
                                 BARNEYS AMERICA, INC.
                                 BARNEYS (CA) LEASE CORP.
                                 BARNEYS (NY) LEASE CORP.
                                 BASCO ALL-AMERICAN SPORTSWEAR    CORP.
                                 BNY LICENSING CORP.
                                 BARNEYS AMERICA (CHICAGO) LEASE    CORP.


                                 By    /s/ STEVEN M. FELDMAN
                                   ---------------------------------------------
                                   Name:  Steven M. Feldman
                                   Title: Executive Vice President and
                                          Chief Financial Officer


                                 WILMINGTON TRUST COMPANY, as Collateral Agent


                                 By    /s/ JAMES D. NESCI
                                   ---------------------------------------------
                                 Name:   James D. Nesci
                                 Title:  Authorized Signer

                           ACKNOWLEDGMENT OF GRANTORS



STATE OF NEW YORK    )
                     )
KINGS COUNTY         )

           On this 1st day of April, 2003 before me personally appeared Steven
M. Feldman, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf Barney's, Inc., Barneys America, Inc., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., Basco All-American Sportswear Corp., BNY Licensing Corp., and Barneys America (Chicago) Lease Corp., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

                                                     /s/ KEVIN KEENAN
                                                     ---------------------------
                                                     Notary Public
{seal}